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                                                                  Exhibit 5
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                      AIR EXPRESS INTERNATIONAL CORPORATION
                                120 Tokeneke Road
                            Darien, Connecticut 06820


     Daniel J. McCauley,
      Vice President, Secretary
       and General Counsel

                                December 23, 1996




     The Board of Directors
     Air Express International Corporation
     120 Tokeneke Road
     Darien, CT 06820

               Re:  Registration Statement on Form S-8
                    ----------------------------------
     Gentlemen:

               As general counsel to Air Express International Corporation (the "Company"), I have had primary responsibility for the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an aggregate of 500,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), underlying stock options that may be granted from time to time under the Company's 199 Incentive Stock Plan, as approved by stockholders on June 20, 1996 (the "Plan").

               In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Plan, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

               Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders thereof under the laws of the State of Delaware.

               The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
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               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. I hereby consent to the filing of this letter as an exhibit to the Registration Statement. Except as stated in the preceding sentence, the opinions expressed herein may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

                                             Very truly yours,

                                             /s/ DANIEL J. MCCAULEY

                                             Daniel J. McCauley